Exhibit 3
Names and addresses of the Underwriters of the Republic of Italy’s
4.75% Notes due January 25, 2016

Underwriters’ Addresses in relation to the Republic of Italy’s US$2,000,000,000
4.75% Notes due January 25, 2016

J.P. Morgan Securities Ltd.	125 London Wall
London EC2Y 5AJ
England

Lehman Brothers Inc.	745 Seventh Avenue
New York, NY 10019
U.S.A.

BNP Paribas Securities Corp.	787 Seventh Avenue
New York, NY 10019
U.S.A.

Citigroup Global Markets Inc.	388 Greenwich Street
New York, NY 10013
U.S.A.

Credit Suisse Securities (Europe) Limited	One Cabot Square
London, E14 4QR
England

Deutsche Bank AG, London Branch	Winchester House
1 Great Winchester Street
London, EC2N 2DB
England

Goldman Sachs International	Peterborough Court,
133 Fleet Street
London EC4A 2BB
England

Merrill Lynch International	Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
England

Morgan Stanley & Co. International Limited	20 Cabot Square
Canary Wharf
London E14 4QW
England

UBS Limited	1 Finsbury Avenue
London EC2M 2PP
England